SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2011

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction) of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11770 U.S. Highway One, Suite 101

Palm Beach Gardens, Florida 33408

(Address of principal executive offices) (Zip Code)

(561) 627-7171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statement and Exhibits.
SIGNATURES
EX-10.1

Item 1.01 Entry into a Material Definitive Agreement.
On January 5, 2011 (the “Closing Date”), Dycom Industries, Inc. (“the Company”) entered into a First Amendment (the “Amendment”) to its Credit Agreement dated as of June 4, 2010 (“Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, Banc of America Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers, Wells Fargo Bank, National Association, as Syndication Agent, Branch Banking and Trust Company, RBS Citizens, N.A. and PNC Bank, National Association, as Co-Documentation Agents, and certain other lenders from time to time party thereto.

The Amendment modifies the Credit Agreement to permit the issuance of additional subordinated notes in an aggregate principal amount of up to $175.0 million, so long as the net cash proceeds of the additional subordinated notes are to be used to refinance, prepay, repurchase, redeem, retire and/or defease the Company's outstanding Senior Subordinated Notes due 2015 (the "Notes") in their entirety within sixty days of issuance of any additional subordinated notes and second, to the extent any net cash proceeds remain for general corporate purposes.

The Amendment also provides that for the purposes of calculating the Consolidated Leverage Ratio (as defined in the Credit Agreement), the exclusion of any outstanding senior subordinated notes for the period of four consecutive fiscal quarters ending as of the first quarter ending after any issuance of any additional subordinated notes, to the extent the net cash proceeds of the additional subordinated notes are to be used to refinance, prepay, repurchase, redeem, retire and/or defease the Notes within sixty days of issuance of any additional subordinated notes.

Further, the Amendment provides for the repurchase of the Company's equity interests in an aggregate amount not to exceed $30.0 million for the period beginning January 5, 2011 through the maturity date of the Credit Agreement, subject to conditions in the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

10.1
First Amendment dated as of January 5, 2011 to Credit Agreement dated as of June 4, 2010 with Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, Banc of America Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers, Wells Fargo Bank, National Association, as Syndication Agent, Branch Banking and Trust Company, RBS Citizens, N.A. and PNC Bank, National Association, as Co-Documentation Agents, and certain other lenders from time to time party thereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 6, 2011

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Richard B. Vilsoet
	Name:	Richard B. Vilsoet
	Title:	Vice President, General Counsel and Secretary